SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 1, 2009
Date of Report (Date of earliest event reported)
Anchor BanCorp Wisconsin Inc.
(Exact Name of Registrant as Specified in its Charter)
WI
(State or Other Jurisdiction of Incorporation)

000-20006	391726871
(Commission File Number)	(IRS Employer Identification No.)
25 West Main Street, Madison, Wisconsin 57303
(Address of Principal Executive Office) (Zip Code)
608-252-8982
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 1, 2009, Anchor BanCorp Wisconsin Inc. (the “Company”) entered into agreements with Badger Anchor Holdings, LLC (“Badger Holdings”), pursuant to which Badger Holdings will make up to a $400 million investment in the Company including a term loan in the aggregate principal amount of $110 million (the “Transaction”).
Pursuant to a Stock Purchase Agreement, Badger Holdings will purchase up to 483,333,333 shares of common stock at $0.60 per share. Pursuant to a Loan Agreement, Badger Holdings will provide the Company with a term loan in the aggregate principal amount of $110 million, which will be convertible into shares of the Company’s common stock at a conversion price equal to the lower of $0.60 per share or the market price at the time of conversion.
In connection with the proposed Transaction, the Company will also offer up to 166 million shares of common stock to its shareholders of record on November 23, 2009, at a price of $0.60 per share. In connection with the additional offering of up to 166 million shares, a registration statement will be filed with the Securities and Exchange Commission.
Consummation of the proposed Transaction is subject to a number of conditions, including: (i) resolution satisfactory to Badger Holdings of the Company’s outstanding loan from U.S. Bank and others in the aggregate principal amount of $116 million; (ii) conversion into common stock of the shares of preferred stock and warrants issued to the U.S. Treasury pursuant to the TARP Capital Purchase Program at an acceptable conversion rate; (iii) shareholder approval of the Transaction; (iv) receipt of all required regulatory approvals; (v) the absence of certain material adverse developments with respect to the Company and its business and (iv) other terms and conditions typical of similar transactions.
The agreements also provide that Badger Holdings will receive fees totaling five percent of the sum of the amount of the investment pursuant to the Stock Purchase Agreement and the aggregate principal amount of the loan pursuant to the Loan Agreement, plus five percent of the amount by which the outstanding indebtedness under the Company’s existing outstanding loan from U.S. Bank is reduced and/or converted to equity.
In accordance with the Stock Purchase Agreement, the Company will enter into a registration rights agreement with Badger Holdings at the closing of the Transaction.
A proxy statement relating to certain matters of the proposed Transaction will be filed with the SEC and sent to shareholders in connection with the required shareholder approval.
Upon the completion of the proposed Transaction, assuming the maximum number of shares are purchased by Badger Holdings, current shareholders of the Company would own less than 5 percent of the Company’s outstanding common shares and Badger Holdings would own a majority. Badger Holdings will be registered as a savings and loan holding company.
ANCHOR’S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND REGISTRATION STATEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Anchor, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Anchor’s stockholders in connection with certain of the matters discussed in this report. Information regarding such persons and their interests in Anchor is contained in Anchor’s proxy statements and annual reports on Form 10-K filed with the SEC. Shareholders and investors may obtain additional information regarding the interests of Anchor and its directors and executive officers in the matters discussed in this news release, which may be different than those of Anchor’s stockholders generally, by reading the proxy statement and other relevant documents regarding the matters discussed in this news release, which are expected to be filed with the SEC. The information contained in this Current Report on Form 8-K is not intended as a solicitation for proxies or to buy Anchor’s stock and is provided for general information.
The description above is a summary of the terms of the proposed Transaction. The summary of each of the agreements set forth in this report is qualified in its entirety by reference to the Stock Purchase Agreement and Loan Agreement, copies of which are attached as Exhibits 10.32, and 10.33 to this Form 8-K. In addition, please refer to the press release furnished as Exhibit 99.1 to this report.

Item 8.01	Other Events.
The Company and its wholly owned subsidiary, Anchor Bank (the “Bank”), received written notification (the “Notice”) from the Office of Thrift Supervision (the “OTS”) that the Bank is deemed to have notice, as of October 30, 2009, that the Bank is “undercapitalized” under Part 565 of the OTS Rules and Regulations based on the regulatory capital ratios the Bank reported in its Thrift Financial Report for the period ended September 30, 2009.
The Notice requires the Bank to file a written capital restoration plan, including all of the required information set forth in 12 U.S.C. §1831o(e)(2) and 12 C.F.R. §565.5, with the Regional Director of the OTS in Chicago, Illinois, with copies to the Federal Deposit Insurance Corporation Regional Director, no later than December 28, 2009. OTS expects that the capital restoration plan will demonstrate compliance with adequately capitalized standards no later than March 31, 2010 and ongoing compliance with such capital standards for four consecutive quarters.
The Bank expects to submit a capital restoration plan stating that it intends to improve its capital position through the proposed Transaction with Badger Holdings, as described in Item 1.01. However, consummation of the proposed Transaction is contingent on a number of conditions, which are described in more detail in Item 1.01.
If the Bank fails to submit a capital restoration plan or if the OTS does not accept the Bank’s plan, the OTS could assess civil money penalties or take other enforcement actions against the Bank or the Company. In addition, if the Bank includes the proposed Transaction in its capital restoration plan, as it expects to do, and if the proposed Transaction is not consummated, including for reasons outside of the Company or the Bank’s control, the Bank may fail to successfully implement its capital restoration plan.
The Notice specifically provides that the requirements in the Notice supplement but do not replace the existing supervisory and enforcement authority of the OTS to deal with capital deficiencies and other supervisory problems. Accordingly, the previously disclosed Cease and Desist Order that the Bank entered into with the OTS on June 26, 2009 remains in effect. In addition, the Notice states that the OTS retains the ability to impose additional restrictions under its Prompt Corrective Action (the “PCA”) authority and that the Bank should expect that the OTS will probably issue a PCA Directive in the near future. The Bank is also required to monitor its capital ratios and must provide written notice to OTS, within 15 calendar days, should any material event cause the Bank to be placed into a lower capital category, pursuant to 12 C.F.R. §565.3.
As an undercapitalized institution, the Bank may not: (1) make or pay any capital distributions without the prior written approval of the OTS; (2) pay any management fees to any person having control of the Bank; (3) accept, renew or roll over any brokered deposit; (4) accept new retirement or employee benefit plan deposits or (5) pay any bonus to any senior executive officer or provide compensation to any senior executive officer exceeding that officer’s average rate of compensation during the 12 calendar months preceding the calendar month in which the Bank became undercapitalized.
Further, unless the OTS has accepted the Bank’s capital restoration plan, the Bank may not permit its total average assets during any calendar quarter to exceed its total average assets during the preceding calendar quarter unless the increase in assets is consistent with the capital restoration plan and the Bank increases its ratio of tangible equity in the quarter at a rate sufficient to enable the Bank to become adequately capitalized in a reasonable amount of time.

In addition, the Bank may not acquire any interest in any company or insured depository institution, acquire any additional branch office, or engage in a new line of business unless: (1) the OTS has accepted the Bank’s capital restoration plan, the Bank is in compliance with the plan and the OTS determines that the action is consistent with and will further achievement of the plan, or (2) the Board of Directors of the FDIC approves the action.
As a condition of the approval of the capital restoration plan, the Company, as the Bank’s holding company, is required to guarantee the Bank’s compliance with the capital restoration plan. The guarantee will consist of the Company committing to:
     o take any actions directly required of the Company under the capital restoration plan;
     o take any corporate actions necessary to enable the Bank to take actions required of the Bank under the capital restoration plan;
     o not take any action that would impede the Bank’s ability to fully implement the capital restoration plan; and
     o subject to applicable law, utilizing its available assets, when directed by the OTS, to enable the Bank to implement the capital restoration plan.
The description above is a summary of the terms of the Notice. The summary of the Notice set forth in this report is qualified in its entirety by reference to the Notice, a copy of which is attached as Exhibit 10.34 to this Form 8-K.
Forward Looking Statements
This filing contains certain statements that may constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements include statements about the company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based upon various factors (some of which may be beyond Anchor’s control). The words “may,” “could,” “should,” “would,” “believe,” and similar expressions are intended to identify forward- looking statements.

Item 9.01	Financial Statements and Exhibits.
EXHIBIT INDEX

10.32	Stock Purchase Agreement between Anchor BanCorp Wisconsin Inc. and Badger Anchor Holdings, LLC, dated October 1, 2009.

10.33	Loan Agreement between Anchor BanCorp Wisconsin Inc. and Badger Anchor Holdings, LLC, dated October 1, 2009.

99.1	Press Release, dated December 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anchor BanCorp Wisconsin, Inc.
Date: December 3, 2009	By:	/s/ Dale Ringgenberg
Senior VP, CFO